SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported):      July 17, 1998
                                                        ---------------


                       INVESTORS FINANCIAL SERVICES CORP.
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             (Exact name of registrant as specified in its charter)


           DELAWARE                   0-26996             04-3279817
 -------------------------------   ----------------      ----------------
 (State or other jurisdiction of   (Commission file      (I.R.S. Employer
  incorporation or organization         number)         Identification No.)


          200 Clarendon Street, Boston, MA                     02116
       ----------------------------------------              ----------
       (Address of principal executive offices)              (Zip Code)


Registrant's telephone number including area code:       (617) 330-6700
                                                        ----------------


                           No change since last report
            --------------------------------------------------------
             (Former name or address, if changed since last report)

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Item 5.  Other Events.

      On July 17, 1998, Investors Bank & Trust Company (the "Buyer"), a wholly-owned subsidiary of Investors Financial Services Corp. (the "Corporation"), entered into a Purchase and Sale Agreement (the "Agreement") with Bank Boston, N.A. ("Seller") pursuant to which the Buyer will purchase (the "Acquisition") from Seller substantially all of the assets of Seller solely relating to Seller's institutional trust and custody business (the "Business"). The Business is comprised of approximately $45 billion in assets under custody.

      The aggregate purchase price (the "Purchase Price") to be paid by Buyer for the Business is approximately $50 million. A deposit of $1 million was made by Buyer upon the signing of the Agreement and may be retained by Seller if Buyer fails to close the Acquisition under certain circumstances. An additional $43 million plus the amount of accounts receivable of the Business at Closing will be paid at Closing. Buyer will pay up to an additional $6 million to Seller based upon the level of client retention at the one year anniversary of the Closing. The terms of the Acquisition, including the Purchase Price, are the result of arm's length negotiations between the representatives of Seller and Buyer.

      The Acquisition is expected to be accounted for as a purchase. While the Buyer is able to fund the transaction from internal resources, the Buyer expects to raise approximately $25 million in an equity offering during the third quarter of 1998. The Buyer expects the transaction to be accretive to earnings per share after the successful integration of staff, systems and facilities in 1999.

      The Closing of the Acquisition is subject to customary closing conditions, the expiration or early termination of the applicable Hart-Scott-Rodino waiting period and certain regulatory approvals. Subject to the satisfaction of the foregoing conditions, Buyer and Seller intend the Closing to occur on or about September 30, 1998.

      In connection with the Acquisition, on July 17, 1998 Buyer and Seller also entered into an Outsourcing Agreement (the "Outsourcing Agreement"). Pursuant to the Outsourcing Agreement, effective upon the Closing, Seller will appoint Buyer custodian to provide certain custody and other services to Seller's approximately $25 billion assets under management. The terms of the Outsourcing Agreement, including the fees of Buyer thereunder, are the result of arm's length negotiations between the representatives of Seller and Buyer.

      Buyer issued a press release regarding the Acquisition on July 20, 1998. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

      (c) Exhibits.

               99.1 Press Release of the Corporation, dated July 20, 1998.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    INVESTORS FINANCIAL SERVICES CORP.


                                    By: /s/ Kevin J. Sheehan
                                        --------------------------
                                        Kevin J. Sheehan
                                        President, Chief Executive Officer,
                                        and Chairman of the Board


Dated:  July 20, 1998

                                  EXHIBIT INDEX


     Exhibit No.                          Description
     -----------                          -----------

        99.1          Press Release of the Company, dated July 20, 1998.